EXHIBIT 5.1
                                   LAW OFFICES
                    NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                400 COLONY SQUARE
                                   SUITE 2200
                           1201 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA  30361
                           TELEPHONE (404) 817-6000
                           TELECOPIER (404) 817-6050
OTHER OFFICES:
Charleston, South Carolina
Charlotte, North Carolina
Columbia, South Carolina
Florence, South Carolina
Greenville, South Carolina
Myrtle Beach, South Carolina

                                   May 31, 1996

Kinark Corporation
7060 South Yale
Tulsa, Oklahoma  74136

Ladies and Gentlemen:

     We have acted as counsel to Kinark Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 4,798,464 shares (the "Shares") of the Company's common stock, $.10 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,

                                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                   INCLUDING PROFESSIONAL CORPORATIONS